Exhibit 99.1

ICON LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2012

Letter from the CEOs                                                                                                                           As of October 16, 2012

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the second quarter ended June 30, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2012, Fund Twelve was in its operating period and had invested $354,273,978 of capital in $721,932,2391 worth of business-essential equipment and corporate infrastructure.

On May 2, 2012, the term loans to affiliates of Northern Leasing Systems, Inc. were satisfied in full prior to their maturity dates. Our initial aggregate investment was approximately $24,525,000 and, during the term of these investments, we collected approximately $32,660,000 in loan proceeds.

In addition, on May 22, 2012, the term loan to Northern Crane Services, Inc. was satisfied in full prior to its maturity date.  Our initial investment was approximately $9,750,000 and, during the term of this investment, we collected approximately $12,554,000 in loan proceeds.

During the second quarter of 2012, we made a capital expenditure loan to subsidiaries of Revstone Transportation, LLC that is secured by a first priority security interest in a share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Twelve’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Twelve, LLC

Second Quarter 2012 Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced in May 2009. During our operating period, we will invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On July 20, 2012, we sold the fourteen 2009 MCI D405 passenger buses subject to lease with CUSA PRTS, LLC (“CUSA”) to CUSA for approximately $3,607,000 prior to its expiration date.  Our initial investment was approximately $5,314,000 and, during the term of this investment, we collected approximately $7,866,000 in rental and sale proceeds.

•
On July 23, 2012, we participated in a $5,000,000 loan facility by making a $500,000 term loan to affiliates of Frontier Oilfield Services, Inc. (collectively, “Frontier”).  The loan is secured by, among other things, a first priority security interest in all of Frontier’s saltwater disposal wells and related equipment valued at approximately $38,925,000.  The loan bears interest at 14% per year and is payable through February 2018.

•
On July 30, 2012, we made an additional capital expenditure loan to subsidiaries of Revstone Transportation, LLC (collectively, “Revstone”) in the amount of approximately $321,000.  The loan is secured by a first priority security interest in the Fund’s pro rata share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.  The loan bears interest at 17% per year and matures on March 1, 2017.

•
From December 31, 2011 through August 21, 2012, the machining and metal working equipment subject to leases with subsidiaries of MW Universal, Inc. was sold. We initially invested $18,990,000 to purchase the equipment and collected approximately $25,308,000 in rental and sale proceeds in connection with these investments.

•
On September 10, 2012, we participated in a $17,000,000 loan facility by making a $4,080,000 term loan to Superior Tube Company, Inc. and its affiliate (collectively, “Superior Tube”).  The loan is secured by collateral valued at approximately $45,206,000, which includes, among other things, a first priority security interest in all of Superior Tube’s tube manufacturing equipment consisting of tube mills, reducers, finishing machines and heat treatment furnaces.  The loan bears interest at 12% per year and is payable in sixty monthly payments beginning on October 1, 2012.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of June 30, 2012, our portfolio consisted primarily of the following investments:

•
We made term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron.  The loans bear interest at 15.25% per year and mature in July 2016 and September 2016.

•
A product tanker vessel, the Ocean Princess. The Ocean Princess is subject to a sixty month bareboat charter with Lily Shipping Ltd., a wholly-owned subsidiary of the Ionian Group, which is scheduled to expire in October 2014.

•
We made a term loan to VAS Aero Services, LLC (“VAS”). The loan is secured by a second priority security interest in, among other things, aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at rates between 12% and 14.5% per year and is payable through October 2014.

•
Information technology equipment that is subject to leases with Broadview Networks Holdings, Inc. and Broadview Networks Inc. (collectively, “Broadview”). The leases are set to expire between July 2014 and March 2015.  On August 23, 2012, Broadview commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court.  At this time, we expect to collect the rentals due from Broadview.

•
We made a term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”) that helped finance the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”). The loan is secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex. The loan bears interest at rates ranging from 12.5% to 15% per year and matures in January 2021.

•
We made a second priority term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real property in London, England. The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•
A 25% interest in two Aframax tankers, the Eagle Otome and the Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, the Eagle Virginia and the Eagle Vermont (the “VLCCs”). The Tankers are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”) through March 2014.  The VLCCs are subject to one hundred twenty month bareboat charters with AET through March 2021.  On April 20, 2012, we were notified of an event of default on the senior loan.  Due to a change in the fair value of the Tankers and the VLCCs, a provision in the senior loan agreement restricts our ability to utilize cash generated by the charters of the Tankers and the VLCCs as of January 12, 2012 for purposes other than paying the senior loan. While this restriction is in place, we are prevented from applying the charter proceeds to the subordinated debt. The subordinated debt lender has reserved, but not exercised, its rights under the loan agreement.

•
A pipelay barge, the Leighton Faulkner. The barge is subject to a ninety-six month bareboat charter with Leighton Contractors (Asia) Limited, a subsidiary of Leighton Holdings Limited, that commenced on January 5, 2010.

•
We made a term loan to Revstone. The term loan is secured by, among other things, a first priority security interest in all of Revstone’s manufacturing equipment and related collateral and a mortgage on certain real property.  The term loan bears interest at 15% per year and is payable for a period of sixty months beginning on March 1, 2012.  We also made a capital expenditure loan to Revstone.  The capital expenditure loan is secured by a first priority security interest in the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in the term loan collateral.  The capital expenditure loan bears interest at 17% per year and matures on March 1, 2017.

•	A 49.54% interest in eight Ariel gas compressors. The compressors are subject to a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC that expires on August 31, 2013.

•
A saturation diving system that is subject to a sixty-month lease with Swiber Offshore Construction Pte. Ltd., an affiliate of Swiber Holdings Limited (“Swiber Holdings”). The lease is scheduled to expire in June 2014.

•
A 300-man accommodation and work barge, the Swiber Victorious, equipped with a 300-ton pedestal mounted offshore crane. The barge is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd., an affiliate of Swiber Holdings, which commenced on March 24, 2009.

•
We made a term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”). The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation.  The loans are secured by, among other things, a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers. The loan bears interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•	Two Aframax product tankers, the Eagle Auriga and the Eagle Centaurus. The tankers are subject to eighty-four month bareboat charters with AET that expire in November 2013.

•	A 64.30% interest in the Eagle Carina, an Aframax product tanker. The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

•	A 64.30% interest in the Eagle Corona, an Aframax product tanker. The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires in November 2013.

•
We made a term loan to EMS Enterprise Holdings, LLC and its affiliates (collectively, “EMS”).  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, and (iii) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable for a period of forty-eight months beginning on September 1, 2010.

•
A 45% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products. The equipment is subject to a lease with Pliant Corporation that expires in September 2013.

•
An accommodation and work barge, the Leighton Mynx, and the pipelay barges, the Leighton Stealth and the Leighton Eclipse. The Leighton Mynx, Leighton Stealth, and Leighton Eclipse are each subject to ninety-six month bareboat charters with Leighton Offshore Pte. Ltd. (“Leighton”) that expire in June 2017. Since we purchased the Leighton Mynx, it has been upgraded with the installation of a helicopter deck, accommodation unit and Manitowoc crawler crane.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”). The Dragline is subject to a sixty month lease with Magnum Coal Company (“Magnum”) and its subsidiaries that commenced on June 1, 2008.  On July 9, 2012, Magnum and its parent-company, Patriot Coal Corporation, commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court.  At this time, we expect to collect the rentals due from Magnum.

•
Auto parts manufacturing equipment subject to lease with Sealynx Automotive Transieres SAS (“Sealynx”). The lease commenced on March 3, 2008 and is for a period of sixty months.  On December 7, 2010, Sealynx filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  On May 16, 2011, we entered into an agreement to sell the equipment leased to Sealynx for €3,000,000. The purchase price will be paid in three installments and will accrue interest at an annual rate of 5.5%. We will retain title to the equipment until the final payment is received on or before June 1, 2013.  On April 25, 2012, Sealynx again filed for Redressement Judiciaire. At this time, it is not possible to determine our ability to collect on the amounts due from Sealynx.

•
Fourteen 2009 MCI D405 passenger buses subject to lease with CUSA, an affiliate of Coach America Holdings, Inc.  The lease was set to expire in March 2014. On January 3, 2012, CUSA and its parent-company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court.  As a result, on July 20, 2012, the buses were sold to CUSA as more specifically described in the recent transactions section above.

•
A 55% interest in a joint venture that owns semiconductor manufacturing equipment that was subject to lease with Equipment Acquisition Resources, Inc. (“EAR”). In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against us and EAR’s other lenders. Then, on October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Following the Chapter 11 filing, EAR disclaimed any right to the equipment, which was subsequently sold as part of an Illinois State Court proceeding. In March 2012, our claim to a portion of the sale proceeds from the equipment was dismissed and our Manager is appealing this decision.  As part of our collateral, we received a mortgage on certain real property located in Jackson Hole, Wyoming. Between June 2010 and July 2011, we sold certain parcels of the real property for the aggregate amount of approximately $2,200,000. Additionally, in June 2011, we sued the auditors of EAR for malpractice and negligent misrepresentation and, in May 2012, the case was settled in our favor for $590,000, of which the Fund’s portion was approximately $230,000.

•
Two handy-size container vessels, the Arabian Express and the Aegean Express. The vessels are each subject to seventy-two month bareboat charters with subsidiaries of Vroon Group B.V. that commenced on April 24, 2008.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $10,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend.  The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year.  In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility. At June 30, 2012, there were no obligations outstanding under the facility.

Additional Disclosures

As of June 30, 2012, the Fund maintained a leverage ratio of 0.91:11.  During the second quarter of 2012, we collected 94.28%2 of all scheduled receivables, with the uncollected receivables relating to our investments with Sealynx and LC Manufacturing, which, as discussed above, was sold on August 21, 2012.

One of our objectives is to provide cash distributions to our members.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.  CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments and the activity related to the revolver, as well as the net proceeds from equity raised through the sale of interests during such period.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Members

1 Pursuant to the Fund’s financials, prepared in accordance with GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of July 31, 2012.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement
+ distributions to Members during the period
+ investments made during the period to the extent of equity raised and cash on hand at the beginning of the period
- debt proceeds to be specifically used to make an investment
- net proceeds from the sale of Shares during the period

= CABO

Cash Available From Business Operations
for the Period January 1, 2012 to June 30, 2012

Cash Balance at January 1, 2012	$26,317,435
Cash Balance at June 30, 2012	$20,295,203

Net Change in Cash		$(6,022,232)

Add Back:
Distributions Paid to Members from January 1, 2012 to June 30, 2012		$16,990,919

Investments made during the Period
Investment in Notes Receivable	$16,356,054
Investment in Joint Ventures	137,500
		$16,493,554

Deduct:
Net Equity raised during the Period		$(70,336	) (1)
Debt Proceeds used specifically for Investments and activity related to the revolver		$-

Cash Available from Business Operations (CABO)		$27,532,577	(2)

1 This amount is the net amount of (a) Sale of Limited Liability Company Interests, (b) Sales and Offering Expenses Paid, (c) Deferred Charges and (d) Repurchase of Limited Liability Company Interests, all directly from the GAAP Cash Flow statement. This amount is deducted as it is not considered a source for distributions.

2 Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We entered into certain agreements with our Manager and with and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.  In connection with the investments described in the recent transactions section, we paid our Manager aggregate acquisition fees in the amount of $281,810.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $84,950 and $169,909 for the three and six months ended June 30, 2012, respectively.  Additionally, our Manager’s interest in our net income was $1,105 and $37,674 for the three and six months ended June 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital Corp.	Manager	Acquisition fees (1)	$6,694	$1,282,875	$964,335	$2,585,188
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (2)	927,307	1,053,294	1,474,640	1,693,886
ICON Capital Corp.	Manager	Management fees (2)	1,232,653	1,137,345	2,293,093	2,278,429
Total			$2,166,654	$3,473,514	$4,732,068	$6,557,503

(1) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Amount charged directly to operations.

At June 30, 2012 and December 31, 2011, we had a net payable due to our Manager and its affiliates of $58,273 and $109,356, respectively, primarily related to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2012	December 31,
	(unaudited)	2011

Current assets:
Cash and cash equivalents	$20,295,203	$26,317,435
Current portion of net investment in notes receivable	6,890,050	10,101,702
Current portion of net investment in finance leases	17,082,986	17,422,138
Other current assets	2,179,915	3,085,831

Total current assets	46,448,154	56,927,106

Non-current assets:
Net investment in notes receivable, less current portion	28,847,657	26,563,447
Net investment in finance leases, less current portion	138,946,691	148,501,603
Leased equipment at cost (less accumulated depreciation of
$102,525,164 and $82,423,653, respectively)	203,563,023	225,115,559
Investments in joint ventures	14,029,148	14,282,121
Other non-current assets	13,319,038	11,271,291

Total non-current assets	398,705,557	425,734,021

Total Assets	$445,153,711	$482,661,127

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$46,998,507	$48,748,203
Derivative financial instruments	4,488,656	5,606,662
Deferred revenue	4,848,488	4,149,418
Due to Manager and affiliates, net	58,273	109,356
Accrued expenses and other current liabilities	1,811,275	2,690,423

Total current liabilities	58,205,199	61,304,062

Non-current liabilities:
Non-recourse long-term debt, less current portion	98,680,068	120,578,143
Other non-current liabilities	55,975,286	55,175,810

Total non-current liabilities	154,655,354	175,753,953

Total Liabilities	212,860,553	237,058,015

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	212,558,840	225,720,481
Manager	(965,376)	(833,141)
Accumulated other comprehensive loss	(5,379,900)	(6,316,067)

Total Members' Equity	206,213,564	218,571,273

Noncontrolling Interests	26,079,594	27,031,839

Total Equity	232,293,158	245,603,112

Total Liabilities and Equity	$445,153,711	$482,661,127

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue and other income:
Finance income	$4,885,569	$5,132,866	$10,379,839	$10,845,047
Rental income	11,337,113	14,301,013	22,664,321	29,377,459
Income (loss) from investments in joint ventures	23,767	(678,503)	572,067	(531,972)
Net gain on sale of leased assets	-	-	289,669	-
Litigation settlement	418,900	-	418,900	-

Total revenue and other income	16,665,349	18,755,376	34,324,796	39,690,534

Expenses:
Management fees - Manager	1,232,653	1,137,345	2,293,093	2,278,429
Administrative expense reimbursements - Manager	927,307	1,053,294	1,474,640	1,693,886
General and administrative	829,381	287,814	1,687,452	1,006,486
Interest	3,139,124	3,851,070	6,455,784	7,851,249
Depreciation	10,325,480	7,619,149	20,650,962	16,264,198
Reversal of credit loss reserve	-	-	(345,000)	-
Impairment loss	-	10,611,841	-	21,902,458
(Gain) loss on derivative financial instruments	(427,590)	124,926	(2,720,078)	47,704

Total expenses	16,026,355	24,685,439	29,496,853	51,044,410

Net income (loss)	638,994	(5,930,063)	4,827,943	(11,353,876)

Less: Net income (loss) attributable to noncontrolling interests	528,486	(3,985,836)	1,060,564	(8,127,593)

Net income (loss) attributable to Fund Twelve	$110,508	$(1,944,227)	$3,767,379	$(3,226,283)

Net income (loss) attributable to Fund Twelve allocable to:
Additional Members	$109,403	$(1,924,785)	$3,729,705	$(3,194,020)
Manager	1,105	(19,442)	37,674	(32,263)

	$110,508	$(1,944,227)	$3,767,379	$(3,226,283)

Comprehensive income (loss):
Net income (loss)	$638,994	$(5,930,063)	$4,827,943	$(11,353,876)
Change in valuation of derivative financial instruments	640,190	(532,376)	1,037,568	703,882
Currency translation adjustment	(143,859)	96,347	(54,669)	399,751

Total comprehensive income (loss):	1,135,325	(6,366,092)	5,810,842	(10,250,243)

Less: Comprehensive income (loss) attributable to noncontrolling interests	558,355	(3,971,502)	1,107,296	(8,022,812)

Comprehensive income (loss) attributable to Fund Twelve	$576,970	$(2,394,590)	$4,703,546	$(2,227,431)

Weighted average number of additional shares of
limited liability company interests outstanding	348,598	348,650	348,617	348,650

Net income (loss) attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$0.31	$(5.52)	$10.70	$(9.16)

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2011	348,650	$225,720,481	$(833,141)	$(6,316,067)	$218,571,273	$27,031,839	$245,603,112

Net income	-	3,620,302	36,569	-	3,656,871	532,078	4,188,949
Change in valuation of
derivative financial instruments	-	-	-	380,515	380,515	16,863	397,378
Currency translation adjustments	-	-	-	89,190	89,190	-	89,190
Cash distributions	-	(8,410,900)	(84,959)	-	(8,495,859)	(987,777)	(9,483,636)
Shares of limited liability company interests
repurchased	(20)	(15,201)	-	-	(15,201)	-	(15,201)

Balance, March 31, 2012 (unaudited)	348,630	220,914,682	(881,531)	(5,846,362)	214,186,789	26,593,003	240,779,792

Net income	-	109,403	1,105	-	110,508	528,486	638,994
Change in valuation of
derivative financial instruments	-	-	-	610,321	610,321	29,869	640,190
Currency translation adjustments	-	-	-	(143,859)	(143,859)	-	(143,859)
Cash distributions	-	(8,410,110)	(84,950)	-	(8,495,060)	(1,071,764)	(9,566,824)
Shares of limited liability company interests
repurchased	(79)	(55,135)	-	-	(55,135)	-	(55,135)

Balance, June 30, 2012 (unaudited)	348,551	$212,558,840	$(965,376)	$(5,379,900)	$206,213,564	$26,079,594	$232,293,158

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income (loss)	$4,827,943	$(11,353,876)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(6,690,121)	(7,580,545)
Rental income paid directly to lenders by lessees	(15,045,156)	(17,485,218)
(Income) loss from investments in joint ventures	(572,067)	531,972
Depreciation	20,650,962	16,264,198
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,696,078	2,444,597
Interest expense from amortization of debt financing costs	476,486	567,681
Accretion of seller's credit and other	1,193,299	1,191,446
Impairment loss	-	21,902,458
Reversal of credit loss reserve	(345,000)	-
Net gain on sale of leased assets	(289,669)	-
(Gain) loss on financial instruments	(2,720,078)	47,704
Changes in operating assets and liabilities:
Collection of finance leases	16,034,206	18,740,353
Prepaid acquisition fees	-	(1,282,875)
Other assets	981,882	(1,051,229)
Accrued expenses and other current liabilities	(1,203,040)	19,417
Deferred revenue	476,668	180,370
Due to/from Manager and affiliates	(51,083)	27,919
Distributions from joint ventures	583,965	293,435

Net cash provided by operating activities	20,005,275	23,457,807

Cash flows from investing activities:
Purchase of equipment	-	(2,012,552)
Proceeds from sale of equipment	1,463,425	3,917,021
Investments in joint ventures	(137,500)	(12,218,393)
Distributions received from joint ventures in excess of profits	378,575	5,901,162
Investment in notes receivable	(16,356,054)	-
Principal repayment on notes receivable	16,900,498	4,858,897

Net cash provided by investing activities	2,248,944	446,135

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	1,200,000	-
Repayment of revolving line of credit, recourse	(1,200,000)	-
Repayment of non-recourse long-term debt	(9,165,119)	(8,623,021)
Repurchase of limited liability company interests	(70,336)	-
Distributions to noncontrolling interests	(2,059,541)	(2,769,933)
Cash distributions to members	(16,990,919)	(16,992,270)

Net cash used in financing activities	(28,285,915)	(28,385,224)

Effects of exchange rates on cash and cash equivalents	9,464	2,543

Net decrease in cash and cash equivalents	(6,022,232)	(4,478,739)

Cash and cash equivalents, beginning of period	26,317,435	29,219,287

Cash and cash equivalents, end of period	$20,295,203	$24,740,548

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2012	2011

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$3,202,932	$1,996,847

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$16,258,562	$17,485,218

Exchange of equity interest in three consolidated joint ventures for the
proportionate share of certain notes receivable	$-	$17,068,983

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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